Exhibit 4.2

EXECUTION COPY

PROSPECT MEDICAL HOLDINGS, INC.,

THE SUBSIDIARY GUARANTORS PARTIES HERETO

AND

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 15, 2010

FIRST SUPPLEMENTAL INDENTURE, dated as of December 15, 2010, among PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (the “Corporation”), THE SUBSIDIARY GUARANTORS (as defined in the Indenture) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Terms not defined herein shall have the meanings assigned to them in the Indenture (as defined below).

RECITALS

WHEREAS, the Corporation, Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of July 29, 2009 (the “Indenture”);

WHEREAS, the Corporation is party to that certain Agreement and Plan of Merger, dated as of August 16, 2010, by and among Ivy Holdings Inc., a Delaware corporation (“Parent”), Ivy Merger Sub Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Corporation, pursuant to which Merger Sub is to merge with and into the Corporation (the “Merger”), with the Corporation continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent;

WHEREAS, pursuant to Section 4.1 of the Indenture, in connection with the Merger, each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Securities; and

WHEREAS, Section 9.1(2) of the Indenture provides that the Corporation, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or the consent of any Securityholder to comply with Article IV of the Indenture in respect of the assumption by a Successor Company of the obligations of the Company under the Indenture.

NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders, as follows:

ARTICLE I

CONFIRMATION OF SUBSIDIARY GUARANTORS

SECTION 1.1.  Compliance with Article IV of Indenture.  From this date, in accordance with Section 4.1(4) of the Indenture and by executing this First Supplemental Indenture, each Subsidiary Guarantor confirms that (a) its Subsidiary Guarantee shall apply to its respective obligations in respect of the Indenture and the Securities, and (b) its obligations under the Registration Rights Agreement and the Collateral Documents shall continue to be in effect.

ARTICLE II

ACCEPTANCE OF SUPPLEMENTAL INDENTURE

SECTION 2.1. Trustee’s Acceptance.  The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth in the Indenture, as amended and supplemented hereby.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.1.  Effect of Supplemental Indenture.  This First Supplemental Indenture shall be deemed effective immediately prior to the effective time of the Merger.  Upon the effectiveness of this First Supplemental Indenture, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and the Holder of every Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 3.2.  Indenture Remains in Full Force and Effect.  Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 3.3.  Headings.  The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.4.  Duplicate Originals.  The parties may sign any number of copies of this First Supplemental Indenture.  One signed copy is enough to prove this First Supplemental Indenture.

SECTION 3.5.  No Adverse Interpretation of Other Agreements.  This First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a subsidiary (other than the Indenture). Any such indenture, loan or debt

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agreement (other than the Indenture) may not be used to interpret this First Supplemental Indenture.

SECTION 3.6.  Confirmation and Preservation of Indenture.  The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

SECTION 3.7.  Trust Indenture Act Controls.  If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in the Indenture or this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

SECTION 3.8.  Binding Effect.  All agreements of the Corporation in this First Supplemental Indenture shall bind the Successor Company and assigns.  All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns.

SECTION 3.9.  Severability.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.10.  Governing Law.  The laws of the State of New York shall govern this First Supplemental Indenture.

SECTION 3.11.  Counterparts.  The parties hereto may sign one or more copies of this First Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.  Delivery by facsimile or other electronic means of an executed signature page of this First Supplemental Indenture shall be effective as delivery of an executed counterpart hereof.

SECTION 3.12. Execution, Delivery and Validity. The Corporation and each Subsidiary Guarantor represents and warrants to the Trustee that this First Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

SECTION 3.13. Concerning the Trustee.  The recitals contained in this First Supplemental Indenture shall be taken as the statements of the other parties hereto and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity, execution, or sufficiency of this First Supplemental Indenture (except as may be made with respect to the Trustee).  In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

ALTA HOLLYWOOD HOSPITALS, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	President

ALTA HOSPITALS SYSTEM, LLC

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Chief Executive Officer

ALTA LOS ANGELES HOSPITALS, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	President

[Signature Page to First Supplemental Indenture]

GENESIS HEALTHCARE OF SOUTHERN
CALIFORNIA, INC., A MEDICAL GROUP

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Senior Vice President

POMONA VALLEY MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Vice President

PROMED HEALTH CARE ADMINISTRATORS

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Vice President

PROMED HEALTH SERVICES COMPANY

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Vice President

PROSPECT HOSPITAL ADVISORY SERVICES, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Chief Executive Officer

[Signature Page to First Supplemental Indenture]

PROSPECT HEALTH SOURCE MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Senior Vice President

PROSPECT MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Senior Vice President

PROSPECT MEDICAL SYSTEMS, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Chairman

PROSPECT NWOC MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Senior Vice President

PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Senior Vice President

[Signature Page to First Supplemental Indenture]

STARCARE MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Senior Vice President

UPLAND MEDICAL GROUP, A PROFESSIONAL
MEDICAL CORPORATION

By:	/s/ Samuel S. Lee
	Name:	Samuel S. Lee
	Title:	Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins	,as Trustee
	Name:	Michael M. Hopkins
	Title:	Vice President

[Signature Page to First Supplemental Indenture]